FOURTH AMENDMENT TO THE

CNG NONEMPLOYEE DIRECTORS' FEE PLAN TRUST AGREEMENT

THIS AMENDMENT is made and entered into as of the 25th day of April, 2000, by and between CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation with its principal office in Hartford, Connecticut (hereinafter referred to as "CNG") and Putnam Fiduciary Trust Company (hereinafter referred to as the "Trustee").

W I T N E S S E T H:

WHEREAS, by Agreement dated September 28, 1995 (the "Agreement") CNG and FLEET BANK, N.A. entered into an Agreement entitled CNG Nonemployee Directors' Fee Plan Trust Agreement; and

WHEREAS, Putnam Fiduciary Trust Company has been appointed successor trustee under the Agreement and is currently serving as the trustee thereunder; and

WHEREAS, the parties reserve the right to amend the Agreement in Article 10, Section 10.1 thereof, subject to the conditions set forth therein; and

WHEREAS, the Company wishes to amend the Agreement in the particulars set forth below;

NOW, THEREFORE, the Company and the Trustee agree to amend the Agreement, as heretofore amended by the First, Second and Third Amendments thereto, as follows effective immediately prior to the effective date of the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co.:

1. Subparagraph (j) of Paragraph 5.2, as amended by the Third Amendment, is hereby amended by the deletion of the first sentence thereof and the substitution of the following sentence in lieu thereof:

"The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Energy East Corporation or successor thereto, including common stock thereof, as directed by CNG."

2. Except as herein above modified and amended, the Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed and respective corporate seals to be hereunto affixed as of the date first above written.

ATTEST: CONNECTICUT NATURAL GAS CORPORATION

By S/ Jean S. McCarthy

Its Vice President Human Resources

ATTEST: PUTNAM FIDUCIARY TRUST COMPANY

By S/ Tina Campbell

Its Senior Vice President

STATE OF CONNECTICUT )

) SS. August 10, 2000

COUNTY OF HARTFORD )

Personally appeared Jean S. McCarthy, Vice President of Connecticut Natural Gas Corporation, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President, and the free act and deed of said corporation, before me.

Alfred B. Lawson, Jr.

~~Commissioner of the Superior Court~~

Notary Public

My Commission Expires: 5-31-01

COMMONWEALTH OF MASSACHUSETTS )

) SS. August 11, 2000

COUNTY OF NORFOLK )

Personally appeared Tina Campbell, Sr. Vice President of Putnam Fiduciary Trust Company, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such                       , and the free act and deed of said corporation, before me.

S/ Carol Peters

Notary Public

My Commission Expires: 2/23/07